Exhibit 99.77Q3 CERT To Form N-SAR

Registrant Name: Fidelity Securities Fund

File Number: 811-4118

Registrant CIK Number: 0000754510

Exhibit 77Q3-1

CERTIFICATIONS

I, Edward C. Johnson 3d, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Securities Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

/s/Edward C. Johnson 3d
Edward C. Johnson 3d

President

CERTIFICATIONS

I, Maria Dwyer, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity Securities Fund;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

/s/Maria Dwyer

Maria Dwyer

Treasurer

Exhibit 77Q3-2

Registrant Name: Fidelity Securities Fund

File Number: 811-4118

Registrant CIK Number: 0000754510

Item 15

Because the electronic format for filing Form N-SAR does not provide appropriate space for responding to Item 15, information on custodian and subcustodian arrangements of each Series except Series 3 of the Trust is set forth below. In addition, this same information on custodian and subcustodian arrangements has been manually input in the space provided by Item 15 of certain Form N-SAR filings, as follows:

Brown Brothers Harriman & Co.	Input for Series 2 of Fidelity Puritan Trust Form N-SAR (filed on 9/30/2002)
J.P. Morgan Chase & Co., Inc.	Input for Series 1 of Fidelity Devonshire Trust Form N-SAR (filed on 9/30/2002)
Citibank	Input for Series 3 of Fidelity Securities Fund Form N-SAR (filed on 9/30/2002)

Trust/Fund	Series	Custodian	Sub-Custodian

Fidelity Securities Fund (7/31fye)
Fidelity OTC Portfolio	1	Brown Brothers Harriman & Co.	See Attachment A
Fidelity Growth & Income Portfolio	2	J.P. Morgan Chase & Co., Inc.	See Attachment B
Fidelity Dividend Growth Fund	4	Citibank	See Attachment C
Fidelity Leveraged Company Stock Fund	6	J.P. Morgan Chase & Co., Inc.	See Attachment B

ATTACHMENT A

BROWN BROTHERS HARRIMAN & CO.
SUBCUSTODIANS

A.	Additional Custodians
Custodian
Bank of New York

B.	Special Subcustodians:
Subcustodian
Bank of New York

C.	Foreign Subcustodians:
Country	Foreign Subcustodian
Argentina	Citibank, N.A., Buenos Aires
(Citibank, N.A., New York Agt. 7/16/81
New York Agreement Amendment 8/31/90)
BankBoston, N.A., Buenos Aires
(First Nat. Bank of Boston Agreement 1/15/88
Omnibus Amendment 2/22/94)

Australia	National Australia Bank Ltd., Melbourne
(National Australia Bank Agt. 5/1/85
Agreement Amendment 2/13/92
Omnibus Amendment 11/22/93)

Austria	Bank Austria Creditanstalt Aktiengesellschaft

Bahrain	HSBC Bank of the Middle East, Manama

Bangladesh	Standard Chartered Bank, Dhaka
(Standard Chartered Bank Agreement 2/18/92)

Belgium	Banque Bruxelles Lambert, Brussels
(Banque Bruxelles Lambert Agreement 11/15/90
Omnibus Amendment 3/1/94)

Bermuda	Bank of N.T. Butterfield & Son Ltd., Hamilton

Botswana	Stanbic Bank Botswana, Limited, Gaborone
for The Standard Bank of South Africa, Limited (SBSA)

Bolivia	Citibank, N.A., La Paz

Brazil	BankBoston, N.A., Sao Paulo
(First National Bank of Boston Agreement 1/5/88
Omnibus Amendment 2/22/94)

Bulgaria	ING Bank N.V. (ING)

Canada	Royal Bank of Canada, Toronto

Chile	Citibank, N.A., Santiago
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)

China&Shanghai	Standard Chartered Bank, Shanghai
(Standard Chartered Bank Agreement 2/18/92)

China- Shenzhen	Standard Chartered Bank, Shenzhen
(Standard Chartered Bank Agreement 2/18/92)

Colombia	Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota

Croatia	HVB Bank Croatia d.d., Zagreb

Czech Republic	Citibank a.s., Praha,

Denmark	Den Danske Bank, Copenhagen
(Den Danske Bank Agreement 1/1/89
Omnibus Amendment 12/1/93)

Ecuador	Citibank, N.A., Quito
(Citibank, N.A. New York Agreement 7/16/81
New York Agreement Amendment 8/31/90
Citibank, Quito Side Letter 7/3/95)

Egypt	Citibank, N.A., Cairo
(Citibank, N.A. New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)

Estonia	Hansabank Ltd., Tallinn

Finland	Nordia Bank Finland PLC

France	Banque Paribas, Paris
Agreement 4/2/93)

Germany	Dresdner Bank AG, Frankfurt
(Dresdner Bank Agreement 10/6/95)

Ghana	Barclays Bank of Ghana Ltd., Accra

Greece	Citibank, N.A., Athens

Hong Kong	The Hongkong & Shanghai Banking
Corp. Ltd., Hong Kong

Hungary	Citibank Budapest, Rt.

India	Citibank, N.A., Mumbai
Standard Chartered Bank, Mumbai

Indonesia	Citibank, N.A., Jakarta

Ireland	Bank of Ireland Securities Services

Israel	Bank Hapoalim, B.M.
(Bank Hapoalim Agreement 8/27/92)

Italy	Intesa BCI Spa, Milan

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, a
wholly owned subsidiary of Societe Generale

Japan	The Bank of Tokyo-Mitsubishi, Ltd.,
Tokyo

Jordan	HSBC Bank of the Middle East, Amman

Kenya	Stanbic Bank Kenya, Limited, Nairobi
for The Standard Bank of South Africa, Limited (SBSA)

Latvia	A/s Hansabanka, Riga

Lebanon	HSBC Bank Middle East, Beirut

Luxembourg	Kredietbank Luxembourg, Luxembourg

Malaysia	HSBC Bank Malaysia Berhad, Kuala Lumpur

Mauritius	Hongkong & Shanghai Banking Corp., Ltd.,
Port Louis

Mexico	Banco Nacional de Mexico, S.A. (Banamex)

Morocco	Citibank Maghreb, Casablanca, Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek

Netherlands	Fortis Bank (Nederland) N.V., Amsterdam

New Zealand	National Australia Bank Limited, Auckland

Nigeria	Stanbic Bank Nigeria Limited

Norway	Den norske Bank ASA, Oslo
(Den norske Bank Agreement 11/16/94)
Nordea Bank Norge ASA

Oman	HSBC Bank of the Middle East, Muscat

Pakistan	Standard Chartered Bank, Karachi
(Standard Chartered Bank Agreement 2/18/92)

Peru	Citibank, N.A., Lima
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)

Philippines	Citibank, N.A., Manila
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)

Poland	Bank Handlowy W. Warszawie, S.A.
Bank Polska Kasa Opieki S.A., Warsaw

Portugal	Banco Comercial Portuges, Lisboa

Romania	ING Bank N.V., Bucharest

Russia	ING Bank Eurasia ZAO
Citibank ZAO, Moscow

Singapore	Hongkong & Shanghai Banking
Corp., Ltd., Singapore
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
Omnibus Supplement 12/29/93)

Slovak Republic	ING Bank N.V., Bratislava

Slovenia	Bank Austria Creditanstalt d.d., Ljubljana

South Africa	First National Bank of Southern Africa Ltd.,
Johannesburg
(First National Bank of Southern Africa Agmt. 8/7/91)

South Korea	Citibank, N.A., Seoul
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90
Citibank, Seoul Agreement Supplement 10/28/94)

Spain	Banco Santander Central Hispano, S.A., Madrid

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,
Colombo

Swaziland	Standard Bank Swaziland, Limited, Mbabane

Sweden	Skandinaviska Enskilda Banken, Stockholm

Switzerland	UBS AG, Zurich

Taiwan	Standard Chartered Bank, Taipei

Thailand	Hongkong & Shanghai Banking Corp. Ltd.,
Bangkok

Turkey	Citibank, N.A., Istanbul

Ukraine	ING Bank Ukraine, Kiev

United Kingdom	HSBC Bank Plc
Clydesdale Bank Plc

Uruguay	BankBoston, N.A. Montevideo

Venezuela	Citibank, N.A., Caracas

Zambia	Stanbic Bank Zambia Ltd., Lusaka

Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare

ATTACHMENT B

J.P. MORGAN CHASE & CO., INC.
SUBCUSTODIANS
A.	ADDITIONAL CUSTODIANS:
CUSTODIAN
BANK OF NEW YORK

B.	SPECIAL SUBCUSTODIANS:
SUBCUSTODIAN
BANK OF NEW YORK
CITIBANK, N.A.
C.	FOREIGN SUBCUSTODIANS:
Country	Foreign Subcustodian
Argentina	JPMorgan Chase Bank, Buenos Aires

Australia	JPMorgan Chase Bank, Sydney

Austria	Bank Austria Creditanstalt Aktiengesellschaft

Bahrain	HSBC Bank of the Middle East, Manama

Bangladesh	Standard Chartered Bank, Dhaka

Belgium	Fortis Bank, N.V.
Brussels

Bermuda	The Bank of Bermuda, Limited
Hamilton

Botswana	Barclays Bank of Botswana Ltd.,
Gaborone

Brazil	Citibank, N.A., Sao Paulo

Bulgaria	ING Bank N.V., Sofia

Canada	Canada Imperial Bank of Commerce,
Toronto
Royal Bank of Canada

Chile	Citibank, N.A., Santiago

China&Shanghai	Hongkong & Shanghai Banking
Corp., Ltd., Shanghai

China- Shenzhen	Hongkong & Shanghai Banking
Corp., Ltd., Shenzhen

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,
Bogota

Croatia	Privredna banka Zagreb d.d. Savska c.28

Cyprus	The Cyprus Popular Bank Ltd

Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague
ING Bank N.V., Prague

Denmark	Danske Bank A/S, Copenhagen

Ecuador	Citibank, N.A., Quito

Egypt	National Bank of Egypt, Cairo

Estonia	Hansabank

Finland	Nordia Bank Finland Plc

France	BNP Paribas Securities Services S.A.
Credit Agricole Indosuez, Paris
Societe Generale

Germany	Dresdner Bank A.G., Frankfurt

Ghana	Barclays Bank of Ghana Ltd., Accra

Greece	HSBC Bank plc, Athens

Hong Kong	Hongkong & Shanghai Bank Corp., Ltd.,
Hong Kong

Hungary	Citibank Budapest Rt., Budapest

Iceland	Islandsbanki-FBA

India	Hongkong & Shanghai Banking Corp. Ltd.,
Standard Chartered Bank, Mumbai

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,
Jakarta

Ireland	Bank of Ireland, Dublin
Bank of Ireland Securities Services

Israel	Bank Leumi Le-Israel, B. M., Tel Aviv

Italy	BNP Paribas Securities Services S.A., Milan

Ivory Coast	Societe Generale de Banques en
Cote d'Ivoire, Abidjan

Jamaica	CIBC Trust and Merchant Bank Jamaica Limited

Japan	Mizuho Corporate Bank, Limited, Tokyo

Bank of Tokyo-Mitsubishi Ltd., Tokyo

Jordan	Arab Bank, PLC, Amman

Kazakhstan	ABN AMRO Bank Kazakhstan

Kenya	Barclays Bank of Kenya Ltd., Nairobi

Latvia	Hansabanka

Lebanon	The British Bank of the Middle East (BBME)

Lithuania	Vilniaus Bankas AB, Vilniaus

Luxembourg	Banque Generale du Luxembourg

Malaysia	HSBC Bank Malaysia Berhad
Chase Manhattan Bank, Berhad, Kuala Lumpur

Mauritius	Hongkong & Shanghai Banking Corp. Ltd.,
Port Louis

Mexico	Banco J.P. Morgan, S.A. Mexico,

Banco Nacional de Mexico, S.A.

Morocco	Banque Commerciale du Maroc,
Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek

Netherlands	ABN-AMRO, Bank N.V.,
Amsterdam
Fortis Bank (Nederland) N.V.

New Zealand	National Nominees Ltd., Auckland

Nigeria	Stanbic Bank Nigeria Limited

Norway	Den norske Bank ASA, Oslo

Oman	HSBC Bank Middle East

Pakistan	Citibank, N. A., Karachi

Standard Chartered Bank, Karachi
Deutsche Bank AG, Karachi

Peru	Citibank, N.A., Lima

Philippines	Hongkong & Shanghai Banking
Corp., Ltd., Manila

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw
Bank Polska Kasa Opieki, S.A., Warsaw

Portugal	Banco Espirito Santo, S.A., Lisbon

Romania	ING Bank N.V., Bucharest

Russia	J.P. Morgan Bank International, Moscow
ING Bank (Eurasia) ZAO
Deutsche Bank, Moscow

Singapore	Standard Chartered Bank, Singapore

Slovak Republic	Ceskoslovenska obchodna, banka, a.s.
pobocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d., Ljubljana

South Africa	Standard Bank of South Africa, Ltd.,

South Korea	Hongkong & Shanghai Banking Corp., Ltd.
Seoul
Standard Chartered Bank, Seoul

Spain	J.P. Morgan Bank, S.A., Madrid

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,
Colombo

Sweden	Skandinaviska Enskilda Banken, Stockholm

Switzerland	UBS AG, Zurich

Taiwan	JPMorgan Chase Bank, Taipei

Thailand	Standard Chartered Bank, Bangkok

Tunsia	Banque Internationale Arabe de Tunisie, S.A.

Turkey	JPMorgan Chase Bank, Istanbul

Ukraine	ING Bank Ukraine

U.A.E.	HSBC Bank Middle East, Dubai

United Kingdom	JPMorgan Chase Bank, London

Uruguay	BankBoston, N.A., Montevideo

Venezuela	Citibank, N.A., Caracas

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Ltd., Lusaka

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare

ATTACHMENT C

CITIBANK
SUBCUSTODIANS
A. Additional Custodians Bank of New York

B. Special Subcustodian
Subcustodian
Bank of New York
J.P. Morgan Chase & Co., Inc.
DeutscheBank Trust Company Americas
Bank of America

  Foreign Subcustodians

Country Subcustodian

Argentina Citibank, N.A. Buenos Aires

Australia Citicorp Nominees Pty. Ltd., Melbourne

Austria Citibank, N.A., Milan

Bangladesh Standard Chartered Bank Plc, Dhaka

Belgium Fortis Bank N.V., Brussels

Bermuda Bank of Bermuda Limited, Hamilton

Bolivia Citibank, N.A., La Paz

Botswana Barclays Bank of Botswana Ltd

Brazil Citibank, N.A., Sao Paulo

Bulgaria SG Expressbank, Sofia

Canada Citibank Canada, Toronto

Chile Citibank, N.A., Santiago

China-Shanghai Citibank, N.A., Hong Kong

China-Shenzhen Citibank, N.A. Hong Kong

Colombia Ciitrust Colombia S.A. Sociedad Fiduciaria, Bogota

Costa Rica Banco BCT S.A., San Jose

Croatia Privredna Banka Zagreb d.d., Zagreb

Czech Republic Citibank A.S., Praha

Denmark Nordea Bank Denmark A/S, Copenhagen

Ecuador Citibank, N.A. Quito

Egypt Citibank, N.A., Cairo

Estonia Hansabank Ltd., Tallinn

Finland Nordea Bank Finland Plc., Helsinki

France Citibank International Plc., Paris

Germany Citibank, A. G., Frankfurt

Greece Citibank, N.A., Athens

Hong Kong Citibank, N.A., Hong Kong

Hungary Citibank Budapest Rt., Budapest

India Citibank, N.A., Mumbai

Indonesia Citibank, N.A., Jakarta

Ireland Citibank International Plc., Dublin

Israel Bank Hapoalim, B.M., Tel Aviv

Italy Citibank, N.A., Milan

Japan Citibank, N.A., Tokyo

Jordan Citibank, N.A., Amman

Latvia A/s Hansabanka, Riga

Lithuania Vilniaus Bankas AB, Vilniaus

Luxembourg Citibank Interntional Plc

Malaysia Citibank, Berhad, Kuala Lumpur

Mauritius Hongkong & Shanghai Banking Corp., Ltd., Port Louis

Mexico Banco Nacional de Mexico, Mexico City

Morocco Citibank Maghreb, Casablanca

Netherlands Citibank International, Plc., Amsterdam

New Zealand Citibank Nominees (NZ) Ltd., Melbourne

Norway Nordea Bank Norge ASA, Oslo

Pakistan Citibank, N.A., Karachi

Peru Citibank, N.A., Lima

Philippines Citibank, N.A., Manila

Poland Bank Handlowy W. Warszawie, S.A., Warsaw

Portugal Citibank International Plc., Lisbon

Puerto Rico Citibank, N.A., Puerto Rico

Romania Citibank Romania S.A., Bucharest

Russia Citibank ZAO, Moscow

Singapore Citibank, N.A., Singapore

Slovak Republic Ceskoslovenska obchodni banka, a.s. pobocka zahranicnej banky v SR.,

Slovenia Bank Austria Creditanstalt d.d., Ljubljana

South Africa First National Bank of Southern Africa Ltd., Johannesburg

South Korea Citibank, N.A., Seoul

Spain Citibank International Plc., Madrid

Sri Lanka Citibank, N.A., Colombo

Sweden Skandinaviska Enskilda Banken, Stockholm

Switzerland Citibank, N.A., Zurich

Taiwan Citibank, N.A., Taipei

Thailand Citibank, N.A., Bangkok

Turkey Citibank, N.A., Istanbul

Ukraine ING Bank Ukraine, Kiev

United Kingdom Citibank, N.A., London

Venezuela Citibank, N.A., Caracas

Zimbabwe Barclays Bank of Zimbabwe